FIFTH AMENDMENT TO

SUB-ADVISORY AGREEMENT

This amendment to Sub-Advisory Agreement, effective June 28, 2021 (the “Amendment”), is entered into by and among Great-West Capital Management, LLC, a Colorado limited liability company and registered investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Goldman Sachs Asset Management, L.P., a limited partnership organized under the laws of Delaware and registered investment adviser under the Investment Advisers Act of 1940 (the “Sub-adviser”), and Great-West Funds, Inc., a Maryland corporation and registered investment company under the Investment Company Act of 1940 (the “Fund”).

WHEREAS, the Adviser, Sub-adviser and Fund are parties to the Sub-Advisory Agreement, dated December 5, 2013, as amended on January 4, 2018, May 17, 2018, January 1, 2020, and April 29, 2020 (the “Agreement”); and

WHEREAS, the Adviser, Sub-adviser and Fund desire to amend the Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Schedule A is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

2.	Schedule B is deleted in its entirety and replaced with Schedule B attached hereto and incorporated herein.

3.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:	/s/ Kelly B. New

Name:	Kelly B. New

Title:	Treasurer

GREAT-WEST FUNDS, INC.

By:	/s/ Jonathan D. Kreider

Name:	Jonathan D. Kreider

Title:	President & Chief Executive Officer

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	/s/ Marci Green

Name:	Marci Green

Title:	Managing Director

Schedule A – Portfolios

Great-West Mid Cap Value Fund

Great-West Inflation-Protected Securities Fund

Great-West Core Strategies: Inflation Protected Securities Fund

Great-West Core Bond Fund

Schedule B – Fees

Fund	Sub-advisory Fee
Great-West Mid Cap Value Fund

0.38% of the average daily net asset value on assets up to and including $100 million, 0.34% of the average daily net asset value on the next $600 million, 0.30% of the average daily net asset value on the balance of assets over $700 million

Great-West Inflation-Protected Securities Fund

0.12% of the average daily net asset value on assets up to and including $100 million, 0.09% of the average daily net asset value on the next $400 million, 0.08% of the average daily net asset value on the balance of assets over $500 million.

Great-West Core Strategies: Inflation Protected Securities Fund

0.12% of the average daily net asset value on assets up to and including $100 million, 0.09% of the average daily net asset value on the next $400 million, 0.08% of the average daily net asset value on the balance of assets over $500 million.

Great-West Core Bond Fund

0.14% of the average daily net asset value on Fund Account assets up to and including $100 million, 0.11% on the average daily net asset value on Fund Account assets on the next $150 million, 0.10% of the average daily net asset value on Fund Account assets over $250 million.

SIXTH AMENDMENT TO

SUB-ADVISORY AGREEMENT

This Sixth Amendment (the “Amendment”), effective July 9, 2021, is entered into by and among Great-West Capital Management, LLC (the “Adviser”), a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “1940 Act”), Goldman Sachs Asset Management, L.P., a limited partnership organized under the laws of Delaware and registered investment adviser under the 1940 Act (the “Sub-Adviser”), and Great-West Funds, Inc., a Maryland corporation (the “Fund”).

WHEREAS, the Adviser, Sub-Adviser, and the Fund are parties to the Sub-Advisory Agreement dated December 5, 2013, as amended on January 4, 2018, April 16, 2018, May 17, 2018, January 1, 2020, April 29, 2020, and June 28, 2021 (the “Agreement”); and

WHEREAS, the Adviser, Sub-Adviser and the Fund desire to amend the Agreement, on terms and conditions set forth herein.

NOW THEREFORE, in consideration of mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	The last sentence of the opening paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“This Agreement describes the arrangement whereby the Adviser and Great-West Funds hereby appoint and employ the Sub-adviser as a discretionary portfolio manager, on the terms and conditions set forth herein of those assets of the Fund which the Adviser determines to assign to the Sub-adviser (those assets being referred to individually by applicable fund, as the “Fund Account” and collectively as, the “Fund Accounts”) listed in Schedule A, attached hereto and commencing on the dates set forth therein as follows:”

2.	All references in the Agreement to the “Portfolios” are hereby deleted and replaced with “Fund Accounts.”

3.	The first sentence of Article II, Section A of the Agreement (Employment; Sub-Advisory Services; Authorizations; Limitations) is hereby deleted in its entirety and replaced with the following:

“A. Employment. The Adviser hereby employs the Sub-adviser to act with the Adviser as investment advisers to and managers of the Fund Accounts, and, subject to the review of the Board of Directors of the Fund (the “Board”), to manage the investment and reinvestment of the assets of the portion of the assets of the Fund Accounts which the Adviser determines to assign to the Sub-Adviser, for the period and on the terms and conditions set forth in this Agreement.”

4.	Article II, Section D of the Agreement (Limitations on Adviser Services) is hereby amended by adding the following new third paragraph and sub-section to that section:

“(3) The Sub-adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-3(b), 12d3-1 and 17a-10 under the Investment Company Act of 1940, as amended, to the extent prohibited under, or necessary to comply with the relevant exemptions under, the Investment Company Act of 1940, the Sub-adviser (i) will not consult with any other sub-adviser of the Fund concerning the Sub-adviser’s or its affiliated persons’ transactions with the Fund in securities or other assets of the Fund, and (ii) will be limited to providing investment advice to the Fund with respect to the Fund Accounts.”

5.	Article VI, Sections B and D (Term; Amendment) are hereby amended by deleting the “in person” requirement related to casting votes for annual approval and for amendment of the Agreement

6.	Schedule B (Fees) is hereby deleted in its entirety and replaced with Schedule B attached hereto and incorporated herein.

7.	Any capitalized term used herein but not defined herein shall have the meaning provided for such term in the Agreement.

8.	Except as amended hereby, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the date above.

GREAT-WEST CAPITAL MANAGEMENT, LLC

By: /s/ Jonathan Kreider
Name: Jonathan Kreider
Title: President & CEO

GREAT-WEST FUNDS, INC.

By: /s/ Kelly B. New
Name: Kelly B. New
Title: Treasurer

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Marci Green
Name: Marci Green
Title: Managing Director

Schedule B - Fees

For the services to be provided to the Fund pursuant to this Agreement, the Adviser shall pay the Sub-Adviser an annual fee calculated as follows:

Fund	Fee
Great-West Mid Cap Value Fund

0.38% of the average daily net asset value on Fund Account assets up to and including $100 million, 0.34% of the average daily net asset value on Fund Account assets on the next $600 million, 0.30% of the average daily net asset value on the balance of Fund Account assets over $700 million.

Great-West Inflation-Protected Securities Fund

0.12% of the average daily net asset value on Fund Account assets up to and including $100 million, 0.09% of the average daily net asset value on Fund Account Assets on the next $400 million, 0.08% of the average daily net asset value on the balance of Fund Account assets over $500 million.

Great-West Core Strategies: Inflation Protected Securities Fund

0.12% of the average daily net asset value on Fund Account assets up to and including $100 million, 0.09% of the average daily net asset value on Fund Account Assets on the next $400 million, 0.08% of the average daily net asset value on the balance of Fund Account assets over $500 million.

Great-West Core Bond Fund	0.14% of the average daily net asset value on Fund Account assets up to and including $100 million, 0.11% on the average daily net asset value on Fund Account assets on the next $150 million, 0.10% of the average daily net asset value on Fund Account assets over $250 million.

SEVENTH AMENDMENT TO

SUB-ADVISORY AGREEMENT

This Seventh Amendment (the “Amendment”), effective ____________, 2021, is entered into by and among Great-West Capital Management, LLC (the “Adviser”), a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “1940 Act”), Goldman Sachs Asset Management, L.P., a limited partnership organized under the laws of Delaware and registered investment adviser under the 1940 Act (the “Sub-Adviser”), and Great-West Funds, Inc., a Maryland corporation (the “Fund”).

WHEREAS, the Adviser, Sub-Adviser, and the Fund are parties to the Sub-Advisory Agreement dated December 5, 2013, as amended on January 4, 2018, April 16, 2018, May 17, 2018, January 1, 2020, April 29, 2020, and November 2021 (the “Agreement”); and

WHEREAS, the Adviser, Sub-Adviser, and the Fund amended Article VIII. A and Article VIII.B on January 4, 2018 (the “First Amendment”); and

WHEREAS, the Adviser, Sub-Adviser and the Fund desire to amend the Agreement, on terms and conditions set forth herein.

NOW THEREFORE, in consideration of mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

9.	Article VI, Effectiveness; Term; Termination; Amendment, is hereby amended by deleting the “in-person” requirement related to casing votes for annual approval and for amendment of the Agreement.

10.	Article VIII, Indemnification; Limitation of Liability; Procedures, and as amended by the First Amendment, is hereby amended by adding the following as the last two sections of Article VIII:

F.

The Sub-Adviser shall notify the Adviser promptly upon detection of any error in connection with its management of the Fund Account, including but not limited to any trade errors. Notwithstanding anything to the contrary in Article VIII, the Sub-Adviser will reimburse the Fund for costs, losses or damages incurred arising out of or resulting from the error, if any.

G.

Nothing in this Section 13 shall be construed in a manner inconsistent with Section 17(i) of the 1940 Act. The Sub-Adviser shall have no responsibility under this Agreement with respect to the management of assets of the Fund other than the Fund Account.

11.	Any capitalized term used herein but not defined herein shall have the meaning provided for such term in the Agreement.

12.	Except as amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the date above.

GREAT-WEST CAPITAL MANAGEMENT, LLC

By: /s/ Jonathan D. Kreider

Name: Jonathan D. Kreider
Title: President & Chief Executive Officer

GREAT-WEST FUNDS, INC.

By: /s/ Kelly B. New

Name: Kelly B. New
Title: Treasurer

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By: /s/ Marci Green

Name: Marci Green
Title: Managing Director